UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2015

TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	001-34657 (Commission File Number)	75-2679109 (I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive officers)

75201
(Zip Code)

214-932-6600
(Registrant's telephone number,
including area code)

N/A
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure
As a result of the continued volatility in energy prices, we are providing additional information related to our Houston commercial real estate loans (CRE). Set forth below are market risk real estate loans for properties located in Houston, excluding loans related to our builder finance line of business, which were presented in the table summarizing our market risk real estate portfolio by geographic region at December 31, 2014 and included in our Form 10-K filed on February 19, 2015. The builder finance loans have been excluded from the information below as they represent a different risk profile. As of June 30, 2015 and December 31, 2014 all of these loans were pass graded.

(in thousands except % data)
	June 30, 2015	% of Total Houston Market Risk CRE	December 31, 2014	% of Total Houston Market Risk CRE

Apartment buildings	137,838	25%	140,680	29%
Commercial buildings	132,545	24%	127,162	26%
Shopping center/mall buildings	102,073	18%	98,636	20%
Hotel/motel buildings	65,021	12%	56,876	12%
Manufacturing	48,194	9%	16,068	3%
Other	67,200	12%	47,438	10%
Total Houston Market Risk CRE (excluding builder finance loans)	552,871		486,860
Percentage of Total Loans	3%		3%

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 2, 2015	TEXAS CAPITAL BANCSHARES, INC.

		By:	/s/ Julie L. Anderson
Julie L. Anderson Controller and Chief Accounting Officer